As filed with the Securities and Exchange Commission on July 15, 2008

Registration No. 333-88280

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquila, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	44-0541877
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 West Ninth Street

Kansas City, Missouri  64105

(816) 421-6600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark G. English

General Counsel and Assistant Corporate Secretary

Great Plains Energy Incorporated

1201 Walnut Street

Kansas City, Missouri 64106-2124

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES

On July 14, 2008, Aquila Inc., a Delaware corporation (“Aquila”), consummated a merger transaction (the “Merger”) in which Great Plains Energy Incorporated, acquired all the outstanding shares of Aquila. As a result of the Merger, the common stock, par value $1.00 per share, of Aquila ceased to trade on The New York Stock Exchange and became eligible for delisting from The New York Stock Exchange and termination of registration pursuant to Section 12(g)(4) and Rule 12h-3 of the Securities Exchange Act of 1934, as amended.

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration File No. 333-88280) is to terminate the effectiveness of such Registration Statement and to deregister all of the securities originally registered thereby which remain unsold as of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 15th day of July, 2008.

AQUILA, INC.

By:	/s/ William H. Downey
	Name:	William H. Downey
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Downey	President and Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2008
William H. Downey

/s/ Terry Bassham	Chief Financial Officer	July 15, 2008
Terry Bassham	(Principal Financial Officer)

/s/ Lori A. Wright	Controller	July 15, 2008
Lori A. Wright	(Principal Accounting Officer)

*	Director	July 15, 2008
David L. Bodde

/s/ Michael J. Chesser	Chairman of the Board	July 15, 2008
Michael J. Chesser

*	Director	July 15, 2008
Mark A. Ernst

*	Director	July 15, 2008
Randall C. Ferguson, Jr.

*	Director	July 15, 2008
Luis A. Jimenez

*	Director	July 15, 2008
James A. Mitchell

*	Director	July 15, 2008
William C. Nelson

*	Director	July 15, 2008
Linda H. Talbott

*By:	/s/ Michael J. Chesser
Michael J. Chesser
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Powers of Attorney.